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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): January 28, 1999
                                                        -----------------



                                    TRW Inc.
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             (Exact name of registrant as specified in its charter)



          Ohio                      1-2384                      34-0575430
   ------------------       -----------------------      -----------------------
    (State or other        (Commission File Number)          (I.R.S. Employer
      jurisdiction of                                     Identification Number)
     incorporation)



                    1900 Richmond Road, Cleveland, Ohio        44124
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               (Address of principal executive offices)      (Zip Code)



               Registrant's telephone number, including area code:
                                 (216) 291-7000



                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.           Other Events.

         On January 28, 1999, TRW Inc. (the "Registrant") and LucasVarity plc ("LucasVarity") announced that they had reached agreement on the terms of a recommended cash offer (the "Offer") to be made on behalf of the Registrant to acquire the entire issued share capital of LucasVarity. Pursuant to the Offer, which was approved by the board of directors of both companies, the Registrant will pay 288 pence for each ordinary share (the "Ordinary Shares") of LucasVarity and pound sterling 28.80 for each American Depositary Share of LucasVarity, each representing ten Ordinary Shares and evidenced by American Depositary Receipts for an aggregate value of the issued share capital of Essex of pound sterling 4.0 billion.

         The foregoing description of the Offer is qualified in its entirety by reference to the Registrant's press release and the press announcement of the Registrant and LucasVarity both dated January 28, 1999, copies of each of which are attached as exhibits 99(a) and 99(b) hereto and are incorporated by reference herein in their entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

      99(a)  Registrant's press release dated January 28, 1999.

      99(b) Press announcement of the Registrant and LucasVarity plc dated January 28, 1999.








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          TRW INC.


Date:  January 28, 1999                   By:   /s/ David B. Goldston
                                                ---------------------
                                                David B. Goldston
                                                Assistant General Counsel and
                                                Assistant Secretary




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                                  EXHIBIT INDEX

Exhibit No.

99(a)    Registrant's press release dated January 28, 1999.

99(b) Press announcement of the Registrant and LucasVarity plc dated January 28, 1999.